Exhibit 2.01

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT made this 20th day of December, 2005 by and between Infe-Human Resources, Inc., a Nevada corporation, on behalf of an entity to be formed and named Infe Human Resources of New York, Inc., a Nevada corporation (the "Buyer"), on the one hand and John Scrudato and Gregg Oliver and Monarch Human Resources, Inc. (collectively, the "Seller"), on the other hand.

RECITALS

A. Sellers own an aggregate of Two Thousand (2,000) shares of the outstanding capital stock of Monarch Human Resources, Inc., a New Jersey Corporation (the “Target”), which represents 100% of the issued and outstanding capital stock.  John Scrudato owns 1,000 shares and Gregg Oliver owns 1,000 shares.  The Schedule of Stock Ownership attached hereto sets forth the ownership, number of shares, stock certificate number and date of issuance of the Shares owned by the Sellers;

B. Sellers desire to sell, assign and transfer, and Buyer desires to purchase a total of eight thousand (8,000) shares of the Sellers’ newly issued capital stock, (the “Shares”) upon the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual covenants, undertakings, representations and warranties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1. Purchase and Sale.

A. Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller the Shares in exchange for:

(i) The purchase price for the Shares shall be Three Hundred Thousand Dollars ($300,000) payable in U.S. Funds at Closing;

(ii) Buyer lending Target at Closing One hundred thousand dollars ($100,000) to be used for business operations (the "Loan").  Interest on the loan shall accrue at the rate of twelve percent (12%) per annum and the outstanding principal and interest shall be repayable on demand by Buyer.  Said loan shall be evidenced by a promissory note in the form attached hereto as Exhibit "A" (the "Promissory Note").

(iii)  A stock Purchase Warrant in the form attached hereto as Exhibit “B” (the “Warrant”), which warrant entitles each Seller to purchase up to that many shares of capital stock of the Buyer such that each Seller can acquire up to 10% of the equity in the Seller calculated as of the Closing.  Such Warrant shall expire on the 3rd anniversary of the Closing and the exercise price for each 10% interest shall be .001 per share.

2. The Closing

A. Subject to the satisfaction or waiver of each of all pre-closing conditions, the Closing shall take place and be effective on the 20th day of December, 2005 at the offices of Daniels Corporate Advisory Company, Inc, located at 67 Wall Street, 22nd Floor, New York, New York 10005-3198 or on such other date and at such other location and time as may be mutually agreed upon by the parties(the “Closing Date”).

B. At the Closing:

(i) Buyer shall:

(a) deliver to Seller the purchase price;

(b) deliver to Target the Loan proceeds,

(c) deliver to Seller the Warrant and

(d) deliver the Employment Agreement described in Section 4.

(i) Seller shall:

(a) deliver to Buyer the stock certificates representing the Shares sufficient to vest in Buyer good and indefeasible title to the Shares, free and clear of all claims, liens, charges, security interests, pledges and encumbrances of any nature whatsoever;

(iii)  Target shall execute the Promissory Note in favor of Buyer

C. Each party shall execute and deliver such other agreements and/or documents as may be reasonably necessary to effectuate the transaction contemplated hereby.

3. Seller Representations.  Seller hereby represents and warrants to Buyer that:

A. He is the owner of the Shares free and clear of any direct or indirect claims, liens, security interests, charges, pledges or encumbrances of any nature whatsoever.  All of the Shares are validly issued to the Seller, fully paid and nonassessable.  There are no existing options, calls or commitments of any character relating to the Shares or any Target securities of any kind.

B. He has full legal right, power and authority to enter into this Agreement and to consummate or cause to be consummated the obligations contemplated in this Agreement.

C. The Target is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted.

D. The authorized and issued capital stock of the Target are as set forth on the Schedule of Target Capitalization attached hereto.

E. As of the date hereof, other than as disclosed by Seller to Buyer on the Schedule of Liabilities attached hereto, each Target has no liabilities or obligations of any nature, whether accrued, absolute, fixed, contingent or otherwise.

F. The Target has fully complied with all laws, rules, ordinances, regulations and orders applicable to it, the violation of which might have an adverse effect on the business of the Target.

G. Except as set forth in the Schedule of Litigation

4. Employment Agreements.  On the date hereof, the Seller and the Target as appropriate shall execute and deliver an Employment Agreement with the Target in the form attached hereto as Exhibit "C".

5. Public Disclosure.  Except as required by law, the parties shall refrain from disclosing to anyone any information concerning the acquisition until the Closing Date.

6. Conditions to Close.

A. The obligations of Buyer to proceed with the closing of the transaction herein contemplated are subject to the fulfillment at or prior to the closing of each of the following conditions:

(i) all representations and warranties of Seller made in or pursuant to this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date;

(ii) Seller shall have performed, observed and complied with all the obligations and conditions required by this Agreement to be performed, observed or complied with by him at or prior to the Closing Date;

(iii) there shall be no actions, proceedings, suits or investigations pending or threatened to restrain or prohibit the transaction herein contemplated.

B. The obligations of Seller to proceed with the closing of the transaction herein contemplated are subject to the fulfillment at or prior to the closing of each of the following conditions:

(i) all representations and warranties of Buyer made in or pursuant to this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as if made at and as of the Closing Date; and

(ii) Buyer shall have performed, observed and complied with all of the obligations and conditions required by this Agreement to be performed, observed or complied with by it at or prior to the Closing Date.

7. Board Representation.  The Target shall have a board of directors of no less than five (5), and Buyer and Seller shall have the right to appoint to the board three (3) and two (2) nominees, respectively and the parties hereto agree to vote their shares of stock in favor of such nominees.  Regardless of the size of the board,  Buyer shall always have the right to appoint the majority of the board of directors.

8. Indemnification.

A.  Seller hereby agrees to indemnify and hold Buyer harmless against and in respect of any and all losses, damages, costs and out-of-pocket expenses, including reasonable attorneys' fees, incurred and arising out of or resulting from misrepresentations contained in Section 3 hereof (hereinafter such losses, damages, costs and out-of-pocket expenses will be referred to collectively as "Losses" and individually as a "Loss").

B.  In the event Buyer incurs a Loss, it shall give notice to Seller promptly and in any event within thirty (30) days after having actual knowledge of the circumstances giving rise to such Loss, by means of a written report describing the facts and the amount of the Loss.

8. Notice.  Any notice required or permitted under this Agreement shall be either hand-delivered and receipted, or sent by first-class, postage-prepaid, certified United States mail, return receipt requested, to the parties at the addresses indicated below.

If to Seller:

  _________________________

  _________________________

with a copy to:

  _________________________

  _________________________

  _________________________

If to Buyer:

Infe-Human Resources, Inc. Of New York Inc.

(Wholly owned Subsidiary of "INfe-Human Resources, Inc.")

67 Wall Street

22nd Floor

New York, New York  10005

with a copy to:

  Laura Anthony, Esq.

  Legal & Compliance, LLC

  330 Clematis Street

  Suite 217

  West Palm Beach, Florida 33401

  Fax (561)514-0832

9. Further Assurances.  Seller will, at Buyer's request, execute and deliver to Buyer all such further assignments, endorsements and other documents as Buyer may reasonably request in order to perfect the purchase by Buyer of the Shares.

10. Miscellaneous.

A. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto.  This Agreement may not be amended or modified except by a writing signed by both of the parties hereto.

B. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

C. The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereunder.

D. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, both substantive and remedial.

E. If a party defaults upon any of its obligations hereunder, the other party may institute and maintain a proceeding to compel the specific performance of this Agreement.  The foregoing remedy of the non-defaulting party shall be in addition to and not in limitation of any other rights or remedies which the non-defaulting party may have at law or in equity or otherwise.

F. Any waiver of any requirement herein or of any breach of any requirement herein shall not constitute a waiver of any subsequent requirement herein or of any subsequent breach of any requirement herein, and shall not otherwise affect the rights of the waiving party under this Agreement with respect to any said subsequent requirement or subsequent breach of this Agreement.

G. Should any provision (or part of any provision) within this Agreement be held unenforceable by a court of competent jurisdiction, said provision or part of said provision thereof shall be severed from this Agreement, and the remainder of this Agreement shall remain in full force and effect.

H. If a party hereto shall retain or engage any attorney or attorneys to collect, enforce or protect its interest with respect to this Agreement or any instrument or document delivered pursuant to this Agreement, the non-prevailing party in any court action shall pay all of the reasonable costs and expenses of such collection, enforcement or protection, including without limitation all reasonable attorneys' fees and court costs at trial and appellate levels.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:

Infe-Human Resources, Inc. Of New York

(Wholly owned Subsidiary of INfe Human Resources, Inc.)

By:_____________________________

Name:___________________________

Title:__________________________

SELLER

_________________________________

John Scrudato

_________________________________

Gregg Oliver

SCHEDULES AND EXHIBITS

PROMISSORY NOTE AND SECURITY AGREEMENT

$ 100,000.00 U.S.

New York, New York

December 20, 2005

FOR VALUE RECEIVED, and in conjunction with that certain transfer of common stock of Monarch Human Resources, Inc., a New Jersey Corporation and loan of working capital, which transaction is evidenced by the Stock Purchase Agreement dated December 20, 2005, Monarch Human Resources, Inc. (“Payor”) having an address of 502 Route 22 West, Lebanon NJ 08833, promises to pay to Infe Human Resources, Inc., a Nevada corporation, and Infe Human Resources of New York, Inc, a Nevada corporation (the "Payee"), jointly and as directed by Payee, with an address at 67 Wall Street, 22nd Floor, New York, New York 10005 or at such other place as the holder hereof may from time to time designate in writing, the principal sum of One Hundred Thousand Dollars ($100,000) together with twelve (12%) percent interest thereon per annum, which shall be due and payable on demand by Payee.

Payee may demand full or partial payment, interest only or interest and principal payments at any time and from time to time.

Monarch Human Resources, Inc. hereby conveys and grants to Payee a security interest on all assets, income, accounts receivables, proceeds from the sale or transfer of any asset, now or hereafter acquired.  This lien, note and security agreement may be recorded in public records and where ever such records may be or are recorded.  Monarch Human Resources, Inc. agrees to execute such UCC or state required documents to perfect or protect this security interest.  This Note and Security Agreement is not contingent in any way upon the continued operation of Monarch Human Resources, Inc. as a going concern and is a secured lien.

The lien and security agreement shall be released upon payment in full of the debt evidenced by this note.

This Note may be prepaid in whole or in part at any time without penalty.  This Note shall be enforceable against the successor or assign of Payors and Monarch Human Resources, Inc.

If payment is not paid when the same is demanded and such payment is not paid within ten (10) days thereafter, the obligation shall accelerate and be added to the outstanding balance due on this Note, the entire balance which shall be immediately due and payable.

If payment is not paid when the same is due in addition to all other remedies, Payee is entitled to receive any reasonable fees and charges of any agents or attorneys, which the Payee employs on any default hereunder.

If payment is not paid when the same is due Payee shall be entitled to interest at the highest rate allowable by law on the balance due from the date of default until paid in full.

Failure or delay to exercise any and all rights or remedies Payee may in the event of any such default be entitled to shall not constitute a waiver of the right to exercise such rights or remedies, in the event of any subsequent default, whether of the same or different nature.  No waiver of any right or remedy by Payee shall be effective unless made in writing and signed by Payee, nor shall any waiver on one occasion apply to any future occasion.

Payors hereby:  (a) waive demand, presentment, protest, notice of protest, notice of nonpayment or dishonor, notice of demand, suit against or joinder of any other person, and all other requirements necessary to charge or hold any Payor liable with respect to the Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; and  (b) submits to the jurisdiction of the state and federal courts in the State of New York for purposes of any such action or proceeding.

The Payors agrees to pay all filing fees and similar charges and all costs incurred by Payee in collecting or securing or attempting to collect or secure this Note, including reasonable attorney's fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings.  No extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between the holder hereof and any person or party shall release, discharge, modify, change or affect the liability of Payor under this Note.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, except that federal law shall govern to the extent that it may permit Payee to charge, from time to time, interest on the Note at a rate higher than may be permissible under applicable New York law.

Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Time shall be of the essence with respect to the terms of this Note.  Except as otherwise required by law or by the provisions of this Note, all payments received by Payee hereunder shall be applied first against expenses and indemnities, next against interest accrued, and next in reduction of the outstanding principal balance of this Note.  Any notice required to be given to any obligor shall be deemed sufficient if made personally or if mailed, postage prepaid, to such obligor's address as it appears in this Note. All of the terms of this Note shall inure to the benefit of Payee and its successors and assigns and shall be binding upon each and every one of the obligors and their respective heirs, executors, administrators, personal representatives, successors and assigns, jointly and severally.

Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing.  A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by Maker and Payee or except as otherwise provided herein.

Payee may record this Note and Security Agreement in any public records designed for the recording of such Notes and Security Agreements.  Payee shall be responsible for the payment of any applicable filing fees, documentary stamps and recording fees.

PAYORS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING BUT NOT LIMITED TO ANY CLAIMS, CROSS-CLAIMS, OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, OR THE TRANSACTIONS CONTEMPLATED HEREIN.  PAYORS HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE PAYEE NOR THE PAYEE'S COUNSEL HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PAYEE WOULD NOT, IN TIME EVENT OF SUCH LITIGATIONS, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  PAYORS ACKNOWLEDGE THAT THE PAYEE HAS BEEN INDUCED TO ACCEPT THIS NOTE, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

Payors, intending to be legally bound hereby, has caused this Note to be executed as of the day and year first above written.

Monarch Human Resources, Inc.

_________________________________________

By: John Scrudato

_________________________________________

By:  Gregg Oliver

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAW. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

INFE-HUMAN RESOURCES OF NEW YORK, INC.

COMMON STOCK PURCHASE WARRANT

Infe-Human Resources of New York, Inc., a Nevada corporation (the "Company"), hereby agrees that, for value received, Gregg Oliver or his assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 4:30 p.m., Florida time, on December 20, 2007 such number of shares of the common stock of the Company as shall, post-issuance, constitute ten percent (10%) of the outstanding shares of the Company's common stock (calculated as of December 20 2006), at an exercise price of $0.001 per share, subject to adjustment.

1. EXERCISE OF WARRANT.  The purchase rights granted by this Warrant shall be exercised in whole or in part (in minimum quantities of 1,000 shares) by the Holder surrendering this Warrant with the form of exercise document attached hereto duly executed by such Holder, to the Company at its principal office, accompanied by cash or by certified check or by bank wire transfer in immediately available funds payable to the order of the Company for the purchase price payable in respect of the shares being purchased.  If less than all of the shares purchasable hereunder are purchased, the Company will, upon such exercise, execute and deliver to the Holder hereof a new Warrant (dated the date hereof) evidencing the number of shares not so purchased.  As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct, a certificate or certificates representing the shares purchased upon such exercise.  The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

"The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase Warrant dated December 20 2005_ issued by Infe-Human Resources of New York, Inc., a copy of which is available for inspection at the offices of Infe-Human Resources of New York, Inc.  Transfer may not be made except in accordance with the terms of the Common Stock Purchase Warrant.  In addition, no sale, offer to sell or transfer of this Common Stock Purchase Warrant or the shares of common stock represented by this certificate shall be made unless a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to such shares is then in effect or an exemption from the registration requirements of the Act is then in fact applicable to such shares."

2. NEGOTIABILITY AND TRANSFER.  This Warrant is issued upon the following terms, to which each Holder hereof consents and agrees:

(a) Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

(b) Each successive Holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

3. STOCK SPLIT; STOCK DIVIDENDS; REORGANIZATIONS.  If the Company shall at any time hereafter subdivide or combine its outstanding shares of common stock, or declare a dividend payable in common stock, the exercise price hereof in effect immediately prior to the subdivision, combination or record date for such dividend payable in common stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in common stock, and the number of shares purchasable upon exercise of this Warrant immediately preceding such event shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in common stock and against the number of shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of shares purchasable after such event proportional to such exercise price and number of shares purchasable immediately preceding such event.

No fractional shares are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of common stock on the day of exercise as determined in good faith by the Company.

In case of any capital reorganization or any reclassification of the common stock of the Company, or in the case of any consolidation with or merger of the Company into or with another entity or the sale of all or substantially all of its assets to another entity, which is effected in such a manner that the Holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the Holder had held the number of shares which were then purchasable upon the exercise of the Warrant.  In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price, and (b) cause a copy of such statement to be mailed to the Holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

4. INCIDENTAL “PIGGYBACK” REGISTRATION RIGHTS.  If, at any time prior to the expiration of three (3) years from the date hereof, the Company shall propose to register any of its securities under the Act by registration on any form other than Forms S-4 or S-8, for its own account, it will notify the Holder hereof at least 30 days prior to any such filing and, if within 15 days after receipt of such notice, such Holder shall so request in writing, the Company will use its reasonable best efforts to include in the registration statement (to the extent permitted by applicable regulation), all or any part of the shares purchased by the Holder or purchasable by the Holder upon the exercise of the Warrant which the Company has been requested to register by the Holder; provided that (i) if such registration involves an underwritten public offering, the Holder requesting to be included in the Company’s registration must sell its shares of common stock to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (ii) if, at any time after giving notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to the Holder and, thereupon, shall be relieved of its obligation to register any shares of common stock in connection with such registration without prejudice, however, to the rights of Holder under Section 4 hereof.  If a registration pursuant to this Section 4 involves an underwritten public offering, the Holder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

If the managing underwriter of any underwritten offering shall inform the Company of its opinion that the number of shares of common stock requested to be included in such registration would, in its opinion, materially adversely affect such offering, including the number and price at which such securities can be sold, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, to the extent that the number of shares of common stock which the Company proposes to sell for its own account pursuant to Section 4 hereof is less than the number of shares of common stock which the Company has been advised can be sold in such offering without having the adverse effect referred to above, any securities initially proposed to be registered by the Company for the accounts of other persons pursuant to the exercise of demand registration rights if such securities must be included to prevent a breach of any applicable registration rights agreement between the Company and such other person, but only in such amount and to the extent required by such agreement, and third, to the extent that the number of shares of common stock which the Company proposes to sell for its own account is less than the number of shares of Common Stock which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such shares of common stock requested to be included in such registration pursuant to this Agreement by the Holder and such other securities proposed to be registered by the Company for the accounts of each other person and which by the terms of any applicable registration rights agreement between the Company and such other person must be included in the same proportion as the shares of Common Stock of the Holder under this Agreement, pro rata among such Holder and such other person on the basis of the estimated proceeds from the sale thereof.

If the registration statement filed pursuant to such 30 day notice has not become effective within six months following the date such notice is given to the Holder hereof, the Company must again notify such Holder in the manner provided above.  All expenses of any such registration referred to in this Section 4 shall be borne by the Company; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the shares of the Holder being offered and sold by the Holder, or the fees and expenses of any counsel for the Holder of the shares in connection with the registration of the shares.

For all purposes of this Agreement, the Holder shall include the Holder and (i) any assignee or transferee of the shares of common stock issuable upon exercise of the Warrant who acquires at least 50 percent of the shares purchased by the Holder on the date hereof, or (ii) any general or limited partner or any officer, director or shareholder of the Holder or its affiliates, including, but not limited to, their immediate family, irrevocable trusts for estate planning purposes and person representatives; provided, however, that such assignee or transferee agrees in writing to be bound by all of the provisions of this Agreement.

The Company will mail to each record Holder, at the last known post office address, written notice of any exercise of the rights granted under this paragraph 4, by certified or registered mail, return receipt requested, and each Holder shall have twenty (20) days from the date of deposit of such notice in the U.S. Mail to notify the Company in writing whether such Holder wishes to join in such exercise.

The Company will furnish the Holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof.  The Company will maintain, at its expense, the effectiveness of any registration statement filed by the Company, whether or not at the request of the Holder hereof, for at least six (6) months following the effective date thereof.

The Holder of the Warrant agrees to cooperate with the Company in the preparation and filing of any such registration statement, and in the furnishing of information concerning the Holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Act as to any proposed distribution.

5. NOTICES.  The Company shall mail to the registered Holder of the Warrant, at his or her last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of common stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the Holders of common stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of common stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets shall be considered and acted upon.

6. RESERVATION OF COMMON STOCK.  A number of shares of common stock sufficient to provide for the exercise of the Warrant and the shares of common stock included therein upon the basis herein set forth shall at all times be reserved for the exercise hereof.

7. MISCELLANEOUS.  Whenever reference is made herein to the issue or sale of shares of common stock, the terms "common stock" or "shares" shall include any stock of any class of the Company other than preferred stock that has a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution.

The representations, warranties and agreements herein contained shall survive the exercise of this Warrant.  References to the "Holder of" include the immediate Holder of shares purchased on the exercise of this Warrant, and the word "Holder" shall include the plural thereof.  This Warrant shall be interpreted under the laws of the State of Florida.

All shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issuer hereof.

Notwithstanding anything contained herein to the contrary, the Holder of this Warrant shall not be deemed a shareholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised or converted.

IN WITNESS WHEREOF, this Warrant has been duly executed by Infe-Human Resources of New York, Inc. as of the 20th day of December 2005.

Infe-Human Resources of New York, Inc.

By:

Name:__________________________

Title:_________________________

Exhibit to

Common Stock Purchase Warrant dated December 20, 2005

NOTICE OF EXERCISE OF WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

INFE-HUMAN RESOURCES OF NEW YORK, INC.

The undersigned does by this notice request that Infe-Human Resources of New York, Inc., a Nevada corporation (the "Company"), issue to the undersigned that number of shares of Common Stock specified below (the "Shares") at the price per Share specified below pursuant to the exercise of the undersigned's rights under the Common Stock Purchase Warrant (the "Warrant") dated December 20, 2005_

Simultaneously herewith, the undersigned delivers to the Company the purchase price for the Shares (i.e., that amount which is obtained by multiplying the number of Shares for which the Warrant is being exercised by the price specified), by good check.

The undersigned hereby represents and warrants that the undersigned is acquiring the Shares for the undersigned's own account and not on behalf of any other person and without any present view to making a public offering or distribution of same and without any present intention of selling same at any particular time or at any particular price or upon the occurrence of any particular event or circumstance.

The undersigned acknowledges and understands that in connection with the acquisition of the Shares by the undersigned:

1. The Company has informed the undersigned that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities or Blue Sky law or laws, and thus the Shares may not be transferred or otherwise disposed of until the Shares are subsequently registered under the Act and the applicable state securities or Blue Sky law or laws or an exemption from such registration requirements is available.

2. The undersigned has been informed that a legend referring to the restrictions indicated herein on transferability and sale will be placed upon the certificate(s) evidencing the Shares.

3. If the undersigned is required to file a Form 144 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the undersigned shall mail a copy of such Form to the Company at the same time and each time the undersigned mails a copy to the Securities and Exchange Commission.

A. Date of Warrant: December 20, 2005_

B. Number of Shares covered by Warrant: 10% or 1 Million Shares on a 10,000,000 share capitalization;

C. Number of Shares of Common Stock actually to be purchased at this time:None. ________

D. Exercise price per Share: $0.001

E. Aggregate price to be paid for Shares actually purchased (D multiplied by C): $ N/A_______

Dated:__________

Name and Signature

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAW. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

INFE-HUMAN RESOURCES OF NEW YORK, INC.

               COMMON STOCK PURCHASE WARRANT

Infe-Human Resources of New York, Inc., a Nevada corporation (the "Company"), hereby agrees that, for value received, John Sucdato or his assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 4:30 p.m., Florida time, on December 20, 2007 such number of shares of the common stock of the Company as shall, post-issuance, constitute ten percent (10%) of the outstanding shares of the Company's common stock (calculated as of December 20 2006), at an exercise price of $0.001 per share, subject to adjustment.

1. EXERCISE OF WARRANT.  The purchase rights granted by this Warrant shall be exercised in whole or in part (in minimum quantities of 1,000 shares) by the Holder surrendering this Warrant with the form of exercise document attached hereto duly executed by such Holder, to the Company at its principal office, accompanied by cash or by certified check or by bank wire transfer in immediately available funds payable to the order of the Company for the purchase price payable in respect of the shares being purchased.  If less than all of the shares purchasable hereunder are purchased, the Company will, upon such exercise, execute and deliver to the Holder hereof a new Warrant (dated the date hereof) evidencing the number of shares not so purchased.  As soon as practicable after the exercise of this Warrant and payment of the purchase price, the Company will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder may direct, a certificate or certificates representing the shares purchased upon such exercise.  The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

"The transfer of the shares represented by this certificate is restricted pursuant to the terms of a Common Stock Purchase Warrant dated December 20 2005_ issued by Infe-Human Resources of New York, Inc., a copy of which is available for inspection at the offices of Infe-Human Resources of New York, Inc.  Transfer may not be made except in accordance with the terms of the Common Stock Purchase Warrant.  In addition, no sale, offer to sell or transfer of this Common Stock Purchase Warrant or the shares of common stock represented by this certificate shall be made unless a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to such shares is then in effect or an exemption from the registration requirements of the Act is then in fact applicable to such shares."

2. NEGOTIABILITY AND TRANSFER.  This Warrant is issued upon the following terms, to which each Holder hereof consents and agrees:

(a) Until this Warrant is duly transferred on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

(b)Each successive Holder of this Warrant, or of any portion of the rights represented thereby, shall be bound by the terms and conditions set forth herein.

3. STOCK SPLIT; STOCK DIVIDENDS; REORGANIZATIONS.  If the Company shall at any time hereafter subdivide or combine its outstanding shares of common stock, or declare a dividend payable in common stock, the exercise price hereof in effect immediately prior to the subdivision, combination or record date for such dividend payable in common stock shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in common stock, and the number of shares purchasable upon exercise of this Warrant immediately preceding such event shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after such subdivision, combination or dividend payable in common stock and against the number of shares purchasable upon the exercise of this Warrant immediately preceding such event, so as to achieve an exercise price and number of shares purchasable after such event proportional to such exercise price and number of shares purchasable immediately preceding such event.

No fractional shares are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of common stock on the day of exercise as determined in good faith by the Company.

In case of any capital reorganization or any reclassification of the common stock of the Company, or in the case of any consolidation with or merger of the Company into or with another entity or the sale of all or substantially all of its assets to another entity, which is effected in such a manner that the Holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the Holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the Holder had held the number of shares which were then purchasable upon the exercise of the Warrant.  In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of the Warrant, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

When any adjustment is required to be made in the exercise price, initial or adjusted, the Company shall forthwith determine the new exercise price, and (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new exercise price, and (b) cause a copy of such statement to be mailed to the Holder of the Warrant as of a date within ten (10) days after the date when the circumstances giving rise to the adjustment occurred.

4. INCIDENTAL “PIGGYBACK” REGISTRATION RIGHTS.  If, at any time prior to the expiration of three (3) years from the date hereof, the Company shall propose to register any of its securities under the Act by registration on any form other than Forms S-4 or S-8, for its own account, it will notify the Holder hereof at least 30 days prior to any such filing and, if within 15 days after receipt of such notice, such Holder shall so request in writing, the Company will use its reasonable best efforts to include in the registration statement (to the extent permitted by applicable regulation), all or any part of the shares purchased by the Holder or purchasable by the Holder upon the exercise of the Warrant which the Company has been requested to register by the Holder; provided that (i) if such registration involves an underwritten public offering, the Holder requesting to be included in the Company’s registration must sell its shares of common stock to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (ii) if, at any time after giving notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to the Holder and, thereupon, shall be relieved of its obligation to register any shares of common stock in connection with such registration without prejudice, however, to the rights of Holder under Section 4 hereof.  If a registration pursuant to this Section 4 involves an underwritten public offering, the Holder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

If the managing underwriter of any underwritten offering shall inform the Company of its opinion that the number of shares of common stock requested to be included in such registration would, in its opinion, materially adversely affect such offering, including the number and price at which such securities can be sold, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, to the extent that the number of shares of common stock which the Company proposes to sell for its own account pursuant to Section 4 hereof is less than the number of shares of common stock which the Company has been advised can be sold in such offering without having the adverse effect referred to above, any securities initially proposed to be registered by the Company for the accounts of other persons pursuant to the exercise of demand registration rights if such securities must be included to prevent a breach of any applicable registration rights agreement between the Company and such other person, but only in such amount and to the extent required by such agreement, and third, to the extent that the number of shares of common stock which the Company proposes to sell for its own account is less than the number of shares of Common Stock which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such shares of common stock requested to be included in such registration pursuant to this Agreement by the Holder and such other securities proposed to be registered by the Company for the accounts of each other person and which by the terms of any applicable registration rights agreement between the Company and such other person must be included in the same proportion as the shares of Common Stock of the Holder under this Agreement, pro rata among such Holder and such other person on the basis of the estimated proceeds from the sale thereof.

If the registration statement filed pursuant to such 30 day notice has not become effective within six months following the date such notice is given to the Holder hereof, the Company must again notify such Holder in the manner provided above.  All expenses of any such registration referred to in this Section 4 shall be borne by the Company; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the shares of the Holder being offered and sold by the Holder, or the fees and expenses of any counsel for the Holder of the shares in connection with the registration of the shares.

For all purposes of this Agreement, the Holder shall include the Holder and (i) any assignee or transferee of the shares of common stock issuable upon exercise of the Warrant who acquires at least 50 percent of the shares purchased by the Holder on the date hereof, or (ii) any general or limited partner or any officer, director or shareholder of the Holder or its affiliates, including, but not limited to, their immediate family, irrevocable trusts for estate planning purposes and person representatives; provided, however, that such assignee or transferee agrees in writing to be bound by all of the provisions of this Agreement.

The Company will mail to each record Holder, at the last known post office address, written notice of any exercise of the rights granted under this paragraph 4, by certified or registered mail, return receipt requested, and each Holder shall have twenty (20) days from the date of deposit of such notice in the U.S. Mail to notify the Company in writing whether such Holder wishes to join in such exercise.

The Company will furnish the Holder hereof with a reasonable number of copies of any prospectus included in such filings and will amend or supplement the same as required during the period of required use thereof.  The Company will maintain, at its expense, the effectiveness of any registration statement filed by the Company, whether or not at the request of the Holder hereof, for at least six (6) months following the effective date thereof.

The Holder of the Warrant agrees to cooperate with the Company in the preparation and filing of any such registration statement, and in the furnishing of information concerning the Holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Act as to any proposed distribution.

5. NOTICES.  The Company shall mail to the registered Holder of the Warrant, at his or her last known post office address appearing on the books of the Company, not less than fifteen (15) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of common stock entitled to dividends (other than cash dividends) or subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the Holders of common stock entitled to notice of and to vote at a meeting of shareholders at which any capital reorganization, reclassification of common stock, consolidation, merger, dissolution, liquidation, winding up or sale of substantially all of the Company's assets shall be considered and acted upon.

6. RESERVATION OF COMMON STOCK.  A number of shares of common stock sufficient to provide for the exercise of the Warrant and the shares of common stock included therein upon the basis herein set forth shall at all times be reserved for the exercise hereof.

7. MISCELLANEOUS.  Whenever reference is made herein to the issue or sale of shares of common stock, the terms "common stock" or "shares" shall include any stock of any class of the Company other than preferred stock that has a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof against dilution.

The representations, warranties and agreements herein contained shall survive the exercise of this Warrant.  References to the "Holder of" include the immediate Holder of shares purchased on the exercise of this Warrant, and the word "Holder" shall include the plural thereof.  This Warrant shall be interpreted under the laws of the State of Florida.

All shares or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable, and the Company will pay all taxes in respect of the issuer hereof.

Notwithstanding anything contained herein to the contrary, the Holder of this Warrant shall not be deemed a shareholder of the Company for any purpose whatsoever until and unless this Warrant is duly exercised or converted.

IN WITNESS WHEREOF, this Warrant has been duly executed by Infe-Human Resources of New York, Inc. as of the 20th day of December 2005.

Infe-Human Resources of New York, Inc.

By:

Name:__________________________

Title:_________________________

Exhibit to

Common Stock Purchase Warrant dated December 20, 2005

NOTICE OF EXERCISE OF WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

INFE-HUMAN RESOURCES OF NEW YORK, INC.

The undersigned does by this notice request that Infe-Human Resources of New York, Inc., a Nevada corporation (the "Company"), issue to the undersigned that number of shares of Common Stock specified below (the "Shares") at the price per Share specified below pursuant to the exercise of the undersigned's rights under the Common Stock Purchase Warrant (the "Warrant") dated December 20, 2005_

Simultaneously herewith, the undersigned delivers to the Company the purchase price for the Shares (i.e., that amount which is obtained by multiplying the number of Shares for which the Warrant is being exercised by the price specified), by good check.

The undersigned hereby represents and warrants that the undersigned is acquiring the Shares for the undersigned's own account and not on behalf of any other person and without any present view to making a public offering or distribution of same and without any present intention of selling same at any particular time or at any particular price or upon the occurrence of any particular event or circumstance.

The undersigned acknowledges and understands that in connection with the acquisition of the Shares by the undersigned:

1. The Company has informed the undersigned that the Shares are not registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities or Blue Sky law or laws, and thus the Shares may not be transferred or otherwise disposed of until the Shares are subsequently registered under the Act and the applicable state securities or Blue Sky law or laws or an exemption from such registration requirements is available.

2. The undersigned has been informed that a legend referring to the restrictions indicated herein on transferability and sale will be placed upon the certificate(s) evidencing the Shares.

3. If the undersigned is required to file a Form 144 with the Securities and Exchange Commission in connection with sales of the Shares pursuant to Rule 144 under the Act, the undersigned shall mail a copy of such Form to the Company at the same time and each time the undersigned mails a copy to the Securities and Exchange Commission.

A. Date of Warrant: December 20, 2005_

B. Number of Shares covered by Warrant: 10% or 1 Million Shares on a 10,000,000 share capitalization;

C. Number of Shares of Common Stock actually to be purchased at this time:None. ________

D. Exercise price per Share: $0.001

E. Aggregate price to be paid for Shares actually purchased (D multiplied by C): $ N/A_______

Dated:__________

Name and Signature